Exhibit 99.906 CERT

Bow River Capital Evergreen Fund Exhibit 19(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Jeremy Held, Principal Executive Officer of the Bow River Capital Evergreen Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jeremy Held
Jeremy Held
Trustee, President and Chief Executive Officer
(Principal Executive Officer)
Date: June 9, 2025

I, Derek Mullins, Principal Financial Officer of the Bow River Capital Evergreen Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2025 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Derek Mullins
Derek Mullins
Treasurer and Chief Financial Officer
(Principal Financial Officer)
Date: June 9, 2025

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to Bow River Capital Evergreen Fund and will be retained by the Bow River Capital Evergreen Fund and furnished to the Securities and Exchange Commission or its staff upon request.